Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form 1-A of Blow & Drive Interlock Corporation (“the Company”) of our report dated November 18, 2020, included in its Form 8-K (No.000-55053) relating to the consolidated financial statements of Leet Technology Limited and its subsidiaries for the years ended December 31, 2019 and 2018, as listed in the accompanying index.

/s/ Audit Alliance LLP

 AUDIT ALLIANCE LLP

January 25, 2021